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                                                                    Exhibit 23.5


[KPMG PEAT MARWICK LLP LETTERHEAD]




The Board of Directors
Osage Systems Group, Inc.

We consent to the use of our report included herein.


                                                   /s/ KPMG Peat Marwick LLP

Miami, Florida
June 8, 1998